Exhibit 99.1

Media Contacts: Frank DeMaria +1 212 231 5183 Frank.DeMaria@NASDAQOMX.com

Investor Relations Contact: Vincent Palmiere +1 301 978 5242 vincent.palmiere@nasdaqomx.com

NASDAQ OMX Appoints Lee Shavel as Chief Financial Officer and Executive Vice

President of Corporate Strategy

New York, N.Y. — April 14, 2011 — The NASDAQ OMX Group, Inc. (Nasdaq: NDAQ) today announced that Lee Shavel, an 18-year veteran of Bank of America Merrill Lynch, has been appointed as Chief Financial Officer and Executive Vice President of Corporate Strategy. Mr. Shavel will join NASDAQ OMX effective May 23, 2011. Former NASDAQ OMX CFO David Warren will continue to serve as special advisor to the CEO and Ronald Hassen, Senior Vice President, Controller and Principal Accounting Officer will continue to serve as CFO in the interim.

“Lee has been a valued advisor to NASDAQ OMX for the past seven years on a variety of mergers and acquisitions, funding and capital transactions,” said Bob Greifeld, Chief Executive Officer of NASDAQ OMX. “He brings both broad financial expertise and strategic perspective across key asset classes such as cash equities, commodities, derivatives and fixed income. We’re pleased to have Lee join NASDAQ OMX in this critical role.”

“I am thrilled to have the opportunity to join this exceptional management team which is known for its competitive success and delivering for its shareholders,” said Mr. Shavel. “I look forward to contributing to that effort as CFO at NASDAQ OMX.”

Mr. Shavel joins NASDAQ OMX from Bank of America Merrill Lynch where he served as Americas Head of Financial Institutions Investment Banking. Previously, he was Head of Finance, Securities and Technology and Global Chief Operating Officer for the Financial Institutions Group at Merrill Lynch. Mr. Shavel has advised on many notable securities industry transactions, including the sale of the New York Mercantile Exchange (NYMEX) to CME Group, the sale of International Securities Exchange (ISE) to Deutsche Borse, the acquisition of BRUT by NASDAQ and the merger of Archipelago and REDIBook. In addition he has advised on IPOs for NASDAQ, NYMEX, ISE, MF Global, Instinet and Archipelago and significant financings for NASDAQ, BNY Convergex, NYSE Euronext and CME Group among others.

Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group. He graduated with honors from the University of Pennsylvania with a B.S. in Economics from The Wharton School of Finance and a B.A. in English.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,600 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com. Please follow NASDAQ OMX on Facebook (http://www.facebook.com/nasdaqomx) and Twitter (http://www.twitter.com/nasdaqomx).

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX Group’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX Group’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

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